                                                                    EXHIBIT 23-B








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 1998, included in Columbia Energy Group's 1997 Annual Report on Form 10-K, into the following previously filed registration statements:

         1.   Form S-8 of Columbia Energy Group (File No. 33-03869)
         2.   Form S-8 of Columbia Energy Group (File No. 33-42776)





New York, New York
March 16, 1998